EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580                                                                FAX (713) 651-0849

1100 LOUISIANA    SUITE 4600             HOUSTON, TEXAS 77002-5294            TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into (1) the Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement (including any amendments or supplements thereto, related appendices, and financial statements) of Amplify Energy Corp. (the “Registration Statement”) and (2) the 2017 annual report on Form 10-K (the “Annual Report”) of Amplify Energy Corp. of our report dated March 1, 2018, with respect to our audit of estimates of proved reserves and future net revenues to the interests of Amplify Energy Corp. and its subsidiaries, as of December 31, 2017. We also hereby consent to all references to our firm or such report included in or incorporated by reference into the Registration Statement and the Annual Report.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

April 9, 2018

SUITE 800,  350 7TH    AVENUE, S.W. CALGARY, ALBERTA T2P 3N9 TEL (403) 262-2799 FAX (403) 262-2790

621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501 TEL (303) 623-9147 FAX (303) 623-4258